UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (978) 600-7000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 -- Entry into a Material Definitive Agreement.
On June 29, 2018, Insulet Corporation (the "Company") entered into a First Amendment (the "Amendment") to its Materials Supplier Agreement (the "Supplier Agreement") with Flextronics Medical Sales and Marketing, Ltd ("Flextronics"). The Amendment extends the initial term of the Supplier Agreement by 16 months, through December 31, 2022.
Under the Supplier Agreement, Flextronics produces and manufactures the Company's proprietary OmniPod Insulin Management System, as well as the Company's drug delivery devices and personal diabetes managers (PDMs). Following the Amendment, manufacturing by Flextronics of the devices will continue to be done on semi-automated manufacturing lines at a facility in China owned and operated by a subsidiary of Flextronics. Flextronics will continue to supply the Company with devices in accordance with rolling forecast and delivery schedules provided by the Company and the Company will continue to purchase product on pricing and terms agreed by the parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

July 6, 2018	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer